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                                                                   EXHIBIT 10.45

                                  CALTON, INC.
                           2006 EQUITY INCENTIVE PLAN


1.    PURPOSE.

      The purpose of this Calton, Inc. 2006 Equity Incentive Plan (the "Plan") is to advance the interests of Calton, Inc. (the "Company") and its subsidiaries by enhancing the ability of the Company to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries; (ii) reward such persons for such contributions; and (iii) encourage such persons or entities to take into account the long-term interest of the Company through ownership of shares of the Company's common stock, $.05 par value per share (the "Common Stock").

      The Plan is intended to accomplish these objectives by enabling the Company to grant awards ("Awards") in the form of incentive stock options ("ISOs"), nonqualified stock options ("Nonqualified Options") (ISOs and Nonqualified Options shall be collectively referred to herein as "Options"), stock appreciation rights ("SARs"), restricted stock ("Restricted Stock"), deferred stock ("Deferred Stock"), or other stock based awards ("Other Stock Based Awards"), all as more fully described below.

2.    ADMINISTRATION.

      (a) The Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee may be constituted to permit the Plan to comply with the "outside director" requirement of Section 162(m)(4)(c)(i) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, or any successor rules. The Committee will determine the recipients of Awards, the times at which Awards will be made, the size and type or types of Awards to be made to each recipient, and will set forth in each such Award the terms, conditions and limitations applicable to the Award granted. Awards may be made singly, in combination or in tandem. The Committee will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and binding on all parties. Except to the extent otherwise required under Code Section 409A, related regulations, or other guidance, the Committee shall have the authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient. In addition, the Committee

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            shall have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. In addition to action by meeting in accordance with applicable laws, any action of the Committee with respect to the Plan may be taken by a written instrument signed by all of the members of the Committee, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called.

3.    EFFECTIVE DATE AND TERM OF PLAN.

      The Plan will become effective on May 10, 2006, but shall be subject to approval by the requisite vote of the Company's shareholders. Any Awards granted under the Plan prior to such shareholder approval shall be conditioned upon such shareholder approval and shall be null and void if such approval is not obtained.

      The Plan will terminate on May 9, 2016, subject to earlier termination of the Plan by the Board pursuant to Section 18 herein. No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may extend beyond that date pursuant to the terms of such Awards.

4.    SHARES SUBJECT TO THE PLAN.

      Subject to adjustment as provided in Section 18 herein, the aggregate number of shares of Common Stock reserved for issuance pursuant to Awards granted under the Plan shall be one million (1,000,000) shares. The maximum number of shares of Common Stock which may be issued to the Chief Executive Officer ("CEO") of the Company pursuant to all Awards granted the CEO under the Plan shall not exceed thirty-five percent (35%) of the number of shares of the Company's Common Stock reserved for issuance hereunder. The maximum number of shares of the Company's Common Stock awarded to any other "Participant" (as defined in Section 5 below) pursuant to all Awards granted to such Participant under the Plan shall not exceed twenty percent (20%) of the number of shares of the Company's Common Stock reserved for issuance hereunder.

      The shares of Common Stock delivered under the Plan may be either authorized but unissued shares of Common Stock or shares of the Company's Common Stock held by the Company as treasury shares, including shares of Common Stock acquired by the Company in open market and private transactions. No fractional shares of Common Stock will be delivered pursuant to Awards granted under the Plan and the Committee shall determine the manner in which fractional share value will be treated.

      If any Award requiring exercise by a Participant for delivery of shares of Common Stock is cancelled or terminates without having been exercised in full, or if any Award payable in shares of Common Stock or cash is satisfied in cash rather than Common Stock, the number of shares of Common Stock as to which such Award was not exercised or for which cash was substituted will be available for future Awards of Common Stock; provided, however, that Common Stock subject to an Option cancelled upon the exercise of an SAR shall not again be available for Awards under the Plan


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      unless, and to the extent that, the SAR is settled in cash. Shares of
      Restricted Stock and Deferred Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award shall be available again for Awards under the Plan unless the Committee determines otherwise.

5.    ELIGIBILITY AND PARTICIPATION.

      Those eligible to receive Awards under the Plan (each, a "Participant" and collectively, the "Participants") will be persons in the employ of the Company or any of its subsidiaries designated by the Committee ("Employees") and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, including, without limitation, consultants and agents of the Company or any subsidiary. A "subsidiary" for purposes of the Plan will be a present or future corporation or other entity of which the Company owns or controls, or will own or control, more than 50% of the total combined voting power of all classes of stock or other equity interests.

6.    OPTIONS.

      (a) NATURE OF OPTIONS. An Option is an Award entitling the Participant to purchase a specified number of shares of Common Stock at a specified exercise price. Both ISOs, as defined in Section 422 of the Code, and Nonqualified Options may be granted under the Plan; provided, however, that ISOs may be awarded only to Employees.

      (b) EXERCISE PRICE. The exercise price of each Option shall be equal to the "Fair Market Value" (as defined below) of the Common Stock on the date the Award is granted to the Participant; provided, however, that (i) in the Committee's discretion, the exercise price of a Nonqualified Option may be less than the Fair Market Value of the Common Stock on the date of grant; (ii) with respect to a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the option price of an ISO granted to such Participant shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date the Award is granted; and (iii) with respect to any Option repriced by the Committee, the exercise price shall be equal to the Fair Market Value of the Common Stock on the date such Option is repriced unless otherwise determined by the Committee. For purposes of this Plan, Fair Market Value shall mean the closing price of the Common Stock as reported on the principal securities exchange on which the Common Stock is listed, or if not so listed, the last sale price (or the average of the high asked and low bid prices of the Common Stock if sales price information is not reported) of the Common Stock as reported by the Nasdaq Stock Market or, if not reported on the Nasdaq Stock Market, by the NASD OTC Bulletin Board or similar quotation service. If the Common Stock is not publicly traded, Fair Market Value shall be determined in good faith by the Board of Directors.


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      (c)   DURATION OF OPTIONS. The term of each Option granted to a
            Participant pursuant to an Award shall be determined by the Committee; provided, however, that in no case shall an Option be exercisable more than ten (10) years (five (5) years in the case of an ISO granted to a ten percent (10%) stockholder as defined in (b) above) from the date of the Award.

      (d) EXERCISE OF OPTIONS AND CONDITIONS. Except as otherwise provided in Sections 18 and 19 herein, and except as otherwise provided below with respect to ISOs, Options granted pursuant to an Award will become exercisable at such time or times, and subject to such conditions, as the Committee may specify at the time of the Award. The Options may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, division and Company performance. To the extent exercisable, an Option may be exercised either in whole at any time or in part from time to time. With respect to an ISO granted to a Participant, the Fair Market Value of the shares of Common Stock on the date of grant which are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

      (e) PAYMENT FOR AND DELIVERY OF STOCK. Full payment for shares of Common Stock purchased will be made at the time of the exercise of the Option, in whole or in part. Payment of the purchase price will be made in cash or in such other form as the Committee may permit, including, without limitation, delivery of shares of Common Stock.

7.    STOCK APPRECIATION RIGHTS.

      (a) NATURE OF STOCK APPRECIATION RIGHTS. An SAR is an Award entitling the recipient to receive payment, in cash and/or shares of Common Stock, determined in whole or in part by reference to appreciation in the value of a share of Common Stock. An SAR entitles the recipient to receive in cash and/or shares of Common Stock, with respect to each SAR exercised, the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date the SAR was granted.

      (b) GRANT OF SARS. SARs may be subject to Awards in tandem with, or independently of, Options granted under the Plan. An SAR granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. AN SAR granted in tandem with an ISO may be granted only at the time the ISO is granted and may expire no later than the expiration of the underlying ISO.

      (c) EXERCISE OF SARS. An SAR not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. An SAR granted in tandem with an Option will be exercisable only at such times, and to the extent, that the related option is exercisable. An SAR granted in tandem with an ISO


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            may be exercised only when the market price of the shares of Common
            Stock subject to the ISO exceeds the exercise price of the ISO, and the SAR may be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying ISO and the Fair Market Value of the Common Stock subject to the underlying ISO at the time the SAR is exercised. At the option of the Committee, upon exercise, an SAR may be settled in cash, Common Stock or a combination of both.

8.    RESTRICTED STOCK.

      A Restricted Stock Award entitles the recipient to acquire shares of Common Stock, subject to certain restrictions or conditions, for no cash consideration, if permitted by applicable law, or for such other consideration as may be determined by the Committee. The Award may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, division and Company performance. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Committee, any Participant receiving an Award of Restricted Stock will have all the rights of a stockholder of the Company with respect to the shares of Restricted Stock, including the right to vote the shares and the right to receive any dividends thereon.

9.    DEFERRED STOCK.

      A Deferred Stock Award entitles the recipient to receive shares of Common Stock to be delivered in the future. Delivery of the shares of Common Stock will take place at such time or times, and on such conditions, as the Committee may specify. At the time any Deferred Stock Award is granted, the Committee may provide that the Participant will receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

10.   DIRECTOR'S FEES.

      Subject to the limitation contained in Section 4 of this Plan on the number of shares of Common Stock which may be issued pursuant to this Plan, each member of the Board who is entitled to receive annual board retainer fees, Board meeting fees or Board committee fees shall receive such fees in the form of shares of the Company's Common Stock under this Plan. Shares of Common Stock with an aggregate Fair Market Value, on the last trading day of each fiscal quarter, equal to the aggregate amount of fees owed to a Board member for such fiscal quarter shall be issued to the Board member no later than fifteen (15) business days following the end of such fiscal quarter. Notwithstanding anything to the contrary set forth above, no fees shall be payable in the form of shares of Common Stock under this Section 10 to a director who is receiving such fees under the Company's 2000 Equity Incentive Plan.

11.   FORMULA AWARDS.


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      On each date that (i) an individual who is not an employee of the Company or any subsidiary is elected or reelected as a director by the shareholders of the Company and (ii) that an annual meeting of shareholders of the Company is held during the term of office of such director (but excluding any annual meeting at which such director's term of office expires and such director is not reelected) such director shall receive, on such date, a grant of Nonqualified Options to acquire ten thousand (10,000) shares of Common Stock and each such Option shall have a per share exercise price equal to the Fair Market Value of the Common Stock on such date of grant. Each Nonqualified Option granted to a non-employee Director pursuant to this Section 11 shall have a term of five (5) years from the date of grant and shall vest and become fully exercisable on the first anniversary of such date of grant. In order for a non-employee Director to be granted such Nonqualified Options, the Director must have attended seventy-five (75%) of all Board meetings and seventy-five percent (75%) of all Board committee meetings, of which the Director is a member, called and held during the previous twelve (12) months while such Director was a member of the Board and committees). Notwithstanding anything to the contrary set forth above, no awards of Nonqualified Options shall be made pursuant to this Section 11 to a Director who is receiving a comparable award under the Company's 2000 Equity Incentive Plan. The provisions of this Section 11 of the Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

12.   OTHER STOCK BASED AWARDS.

      The Committee shall have the right to grant Other Stock Based Awards under the Plan to Employees which may include, without limitation, the grant of shares of Common Stock as bonus compensation and the issuance of shares of Common Stock in lieu of an Employee's cash compensation.

13.   AWARD AGREEMENTS.

      The grant of any Award under the Plan may be evidenced by an agreement which shall describe the specific Award granted and the terms and conditions of the Award. Any Award shall be subject to the terms and conditions of any such agreement required by the Committee.

14.   TRANSFERS.

      No Award (other than an outright Award in the form of Common Stock without any restrictions) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and, during a Participant's lifetime, will be exercisable only by the Participant or, in the event of a Participant's incapacity, by the Participant's guardian or legal representative.

15.   RIGHTS OF A STOCKHOLDER.

      Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder of the Company. The Participant will obtain such rights, subject to any limitations imposed by the Plan, or the instrument evidencing the Award, upon actual receipt of shares of Common Stock.


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16.   CONDITIONS ON DELIVERY OF STOCK.

      The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restrictions or legends from shares of Common Stock previously delivered under the Plan until, (a) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (b) until the shares of Common Stock to be delivered have been listed or authorized to be listed on the American Stock Exchange (or such other exchange or quotation system on which shares of Common Stock may be listed or quoted), and (c) until all other legal matters in connection with the issuance and delivery of such shares of Common Stock have been approved by the Company's counsel. If the sale of shares of Common Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), and qualified under the appropriate "blue sky" laws, the Company may require, as a condition to exercise of the Award, such representations and agreements as counsel for the Company may consider appropriate to avoid violation of such Act and laws and may require that the certificates evidencing such shares of Common Stock bear an appropriate legend restricting transfer.

      If an Award is exercised by a Participant's legal representative, the Company will be under no obligation to deliver shares of Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

17.   TAX WITHHOLDING.

      The Company will have the right to deduct from any cash payment under the Plan taxes that are required to be withheld and to condition the obligation to deliver or vest shares of Common Stock under this Plan upon the Participant's paying the Company such amount as the Company may request to satisfy any liability for applicable withholding taxes. The Committee may in its discretion permit Participants to satisfy all or part of their withholding liability either by delivery of shares of Common Stock held by the Participant or by withholding shares of Common Stock to be delivered to a Participant upon the grant or exercise of an Award.

18.   ADJUSTMENT OF AWARD.

      (a) The Committee may make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Awards granted hereunder, and any applicable exercise price provided in outstanding Awards and in the kind of shares covered thereby, as the Committee, in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase


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            securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 4 of this Plan as the Committee in its sole discretion may determine is appropriate to reflect any transaction or event described in this Section 18(a); provided, however, that any such adjustment to the number specified in Section 4 will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an ISO to fail to so qualify.

      (b) In the event of a proposal, which is approved by the Board, of any merger or consolidation involving the Company where the Company is not the surviving entity or pursuant to which any shares of Common Stock would be converted into cash, securities or other property of another corporation or business entity (other than a merger or consolidation in which the holders of Common Stock immediately prior to the merger or consolidation continue to own at least 50% of the Common Stock after the merger or consolidation, or if the Company is not the surviving corporation, at least 50% of the common stock, (or other voting securities), of the surviving corporation or other business entity immediately after the merger, consolidation or share exchange) or any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert (other than Anthony J. Caldarone and members of the immediate family of Anthony J. Caldarone) own a majority of the Company's then outstanding Common Stock (such merger, consolidation, sale of assets or other transaction being hereinafter referred to as a "Transaction"), all outstanding Options and SARs shall become exercisable immediately before or contemporaneously with the consummation of such Transaction and each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions upon consummation of such Transaction. Immediately following the consummation of the Transaction, all outstanding Options and SARs shall terminate and cease to be exercisable.

            In lieu of the foregoing, if the Company will not be the surviving corporation or entity, the Committee may arrange to have such acquiring or surviving corporation or entity, or an "Affiliate", (as defined below) thereof, grant replacement Awards which shall be immediately exercisable to Participants holding outstanding Awards.

            The term "Affiliate," with respect to any Person, shall mean any other Person who is, or would be deemed to be an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. The term "Person" shall


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            mean a corporation, association, partnership, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

      (c) In the event of the dissolution or liquidation of the Company (except a dissolution or liquidation relating to a sale of assets or other reorganization of the Company referred to in the preceding sections), the outstanding options and SARs shall terminate as of a date fixed by the Committee; provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each Participant who shall have the right during such period to exercise the Participant's Options or SARs as to all or any part of the shares of Common Stock covered thereby. Further, in the event of the dissolution or liquidation of the Company, each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions.

19.   TERMINATION OF SERVICE.

      Upon a Participant's termination of service with the Company or a subsidiary (if an employee only of a subsidiary), any outstanding Award shall be subject to the terms and conditions set forth below, unless otherwise determined by the Committee:

      (a) In the event a Participant leaves the employ or service of the Company or a subsidiary of the Company, prior to the Participant's 65th birthday, whether voluntarily or otherwise but other than by reason of the Participant's death or "disability" (as such term is defined in Section 22(e)(3) of the Code), each Option and SAR granted to the Participant shall terminate upon the earlier to occur of (i) the expiration of the period three (3) months after the date of such termination and (ii) the date specified in the Option or SAR; provided, that, prior to the termination of such Option or SAR, the Participant shall be able to exercise any part of the Option or SAR which is exercisable as of the date of termination. Further, each outstanding share of Restricted Stock and each outstanding Deferred Stock Award which remains subject to any restrictions or conditions of the Award shall be forfeited to the Company upon such date of termination.

      (b) In the event a Participant's employment with or service to the Company or its subsidiaries terminates by reason of the Participant's death or "disability" (as such term is defined in Section 22(e)(3) of the Code), each Option and SAR granted to the Participant shall become immediately exercisable in full and shall terminate upon the earlier to occur of (i) the expiration of the period six (6) months after the date of such termination and (ii) the date specified in the option or SAR. Further, each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions upon the date of such termination.

      (c) In the event a Participant voluntarily or involuntarily leaves the employ or service of the Company or a subsidiary of the Company, after the Participant's 65th birthday, each Option and SAR granted


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            to the Participant shall become immediately exercisable in full and shall terminate upon the earlier to occur of (i) the expiration of three (3) months after the date of such termination and (ii) the date specified in the Option or SAR. Further, each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions upon the date of such termination.

20.   AMENDMENTS AND TERMINATION.

      The Committee will have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan; provided, that, except for adjustments under Section 18 hereof, no such action will modify such Award in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Award.

      The Board may amend, suspend or terminate the Plan, subject to shareholder approval if so required by any applicable federal or state securities laws, tax laws or corporate statute, except that no action may, without the consent of a Participant, adversely affect any Award previously granted to the Participant under the Plan.

21.   COMPLIANCE WITH CODE SECTION 409A

      (a) To the extent applicable, it is intended that this Plan and any Awards made hereunder comply with the provisions of Section 409A of the Code. This Plan and any Awards made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any Award made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

      (b) Notwithstanding any provision of this Plan to the contrary, to the extent an Award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Transaction and such Transaction does not constitute a "change in the ownership or effective control" or a "change in the ownership or a substantial portion of the assets" of the Company within the meaning of Section 401A(a)(2)(A)(v) of the Code, then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Transaction or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant the earliest of (i) the Participant's "separation from service" with the Company (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a "specified employee" (within the meaning of Section 409A of the Code), the payment date


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            shall be the date that is six months after the date of the
            Participant's separation from service with the Company, (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant's death.

22.   SUCCESSORS AND ASSIGNS.

      The provisions of this Plan shall be binding upon all successors and assigns of any such Participant including, without limitation, the estate of any such Participant and the executors, administrators, or trustees of such estate, and any receiver, trustee in bankruptcy or representative of the creditors of any such Participant.

23.   MISCELLANEOUS.

      (a) This Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

      (b) Any and all funds received by the Company under the Plan may be used for any corporate purpose.

      (c) Nothing contained in the Plan or any Award granted under the Plan shall confer upon a Participant any right to be continued in the employment of the Company or any subsidiary, or interfere in any way with the right of the Company, or its subsidiaries, to terminate the employment relationship at any time.


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